UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2018 bluebird bio, Inc.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	001-35966	13-3680878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Binney Street, Cambridge, MA		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (339) 499-9300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 20, 2018, bluebird bio, Inc. (the “Company”) held its previously announced Annual Meeting of Stockholders (the “Meeting”), at which a quorum was present.  At the Meeting, the stockholders of the Company voted on the three proposals as follows: (i) John O. Agwunobi, Mary Lynne Hedley and Daniel S. Lynch as Class II members of the Board to serve until the Company’s 2021 annual meeting of stockholders (“Proposal 1”); (ii) to approve, on a non-binding advisory basis, the compensation paid to our named executive officers (“Proposal 2”); and (iii) to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 (“Proposal 3”).

The Company’s stockholders re-elected the three persons listed below as Class II directors pursuant to Proposal 1. The voting results were as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
John O. Agwunobi	43,355,149	124,989	56,738	3,617,795
Mary Lynne Hedley	43,470,010	11,058	55,808	3,617,795
Daniel S. Lynch	43,217,635	259,405	59,836	3,617,795

The Company’s stockholders approved Proposal 2 in a non-binding advisory vote.  The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
42,966,803	529,966	40,107	3,617,795

The Company’s stockholders approved Proposal 3.  The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
47,004,673	80,090	69,908	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2018	bluebird bio, Inc.
	By:	/s/ Jason F. Cole
Jason F. Cole
Chief Legal Officer